Exhibit 99.3
Humana Inc. Third Quarter 2025 Prepared Management Remarks 11/05/2025
Please view these remarks in conjunction with our 3Q 2025 earnings release that can be found on our website at www.humana.com under the Investors section, or via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.

We also invite you to listen to our live question and answer webcast with our President and Chief Executive Officer, Jim Rechtin, Chief Financial Officer, Celeste Mellet, President of Insurance, George Renaudin, and President of Enterprise Growth, David Dintenfass, which will begin today at 8:00 a.m. Eastern Time and will be available at via the following link: https://humana.gcs-web.com/events-and-presentations/upcoming-events. For those unable to listen to the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page via the following link: https://humana.gcs-web.com/events-and-presentations.

Cautionary Statement
Certain of the matters discussed in these prepared remarks are forward-looking and are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially.
Investors are advised to read the detailed risk factors discussed in our latest Form 10-K, our other filings with the Securities and Exchange Commission, and our 3Q 2025 earnings release as they relate to forward-looking statements along with other risks discussed in our SEC filings. We undertake no obligation to publicly address or update any forward-looking statements in future filings or communications regarding our business or results.
Today’s release, our historical financial news releases and our filings with the SEC are all also available on our Investor Relations site.
These remarks include financial measures that are not in accordance with generally accepted accounting principles, or GAAP.
Management's explanation for the use of these non-GAAP measures and reconciliations of GAAP to non-GAAP financial measures are included in today’s release which can be found via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.
Finally, any references to earnings per share or EPS made within these remarks refer to diluted earnings per common share.

Exhibit 99.3
Humana Inc. Third Quarter 2025 Prepared Management Remarks 11/05/2025
Key Messages:
•We delivered solid results in the third quarter (3Q25) with Adjusted EPS of $3.24, in line with our expectations
oFundamentals in the quarter, including revenue and medical cost trends, are in line with expectations
oFavorability in the quarter, including modestly higher than anticipated favorable prior period claims development, enabled higher than previously expected investments that accelerate our transformation and position us well for the future
•Our 3Q25 Insurance segment benefit ratio of 91.1% is in line with our guidance of ‘just above 91%’ and is inclusive of the investments mentioned above
•We are reaffirming our full year (FY) 2025 Adjusted EPS outlook of ‘approximately $17.00’ and Insurance segment benefit ratio guidance of 90.1% to 90.5%, supported by solid execution and results through September 30, 2025 (YTD)
oWe now anticipate a FY 2025 decline of ‘approximately 425,000’ Individual Medicare Advantage (MA) members, improved from our previous expectation of a loss of ‘up to 500,000’, driven by stronger retention and better than expected sales
oFY 2025 Adjusted EPS guidance now contemplates an additional approximately $150 million of incremental investments, inclusive of the higher 3Q25 investments mentioned above
Additional investments focused in areas that have shown strong returns YTD and position the company for long term success, including member and patient outcomes and network management
The $150 million of incremental investments is additive to the incremental $100 million discussed last quarter and the “few hundred million dollars” within our initial 2025 guidance
•We are committed to achieving individual MA pretax margin of ‘at least 3%’ over time
oWe remain confident in the overall assumptions utilized in our 2026 MA pricing and continue to anticipate doubling individual MA pretax margin in 2026 (normalizing for Stars)
•We view membership growth as positive supported by our 2026 MA pricing and the plan and benefit repositioning we drove in the prior two years
oWe expect improved retention to be an important driver of net membership growth in 2026, driven by our stable benefit strategy and changes to our customer service approach. In addition, we expect most of our new sales to be on contracts with 4+ Stars
oSpecific to new sales, we are confident that we have levers available to moderate new sales volume for 2026 if we believe it is reaching the point that impacts our operational capacity to deliver an exceptional experience that fuels member retention, inclusive of our new Stars onboarding initiatives
•Efforts to strengthen our Stars program are progressing as anticipated with initiatives expected to drive improvement across key measures as we focus on achieving Top Quartile Stars results in Bonus Year (BY) 2028
•Medicaid continues to execute in line with expectations YTD
•CenterWell is driving strong results YTD and we continue to strategically expand our footprint, including
oGrowth of 56,600 patients, or nearly 15%, in CenterWell Primary Care as compared to December 31, 2024
oCenterWell Pharmacy continues to drive strong growth across payor agnostic offerings with increased Specialty volumes and strong Direct to Consumer growth, both exceeding previous expectations in 3Q25
•In summary, we are pleased with our solid performance YTD and remain confident in our FY 2025 outlook, which includes additional incremental investments to position the company for long-term success. Looking ahead, we are confident in our 2026 MA pricing and benefit design and remain focused on delivering a more stable and

Exhibit 99.3
Humana Inc. Third Quarter 2025 Prepared Management Remarks 11/05/2025
compelling MA margin by driving clinical excellence for our members and patients through levers that are within our control

Detailed Discussion:
Individual MA
•YTD membership has declined approximately 424,500; we now anticipate a FY 2025 decline of ‘approximately 425,000’ members compared to our prior expectations of a decline of ‘up to 500,000’
oImproved membership expectations are driven by stronger retention and better than expected sales
oFY 2025 membership decline largely driven by our decision to exit certain unprofitable plans and counties, which impacted approximately 560,000 members
The plan and county exits have been partially offset by net sales activity (gross sales, less voluntary terminations and mortality), including the recapture of approximately 43% of the members impacted by plan exits into other Humana MA plans
Further, we are pleased with a significant year over year increase in the portion of our new sales post the Annual Election Period (AEP) in 2025 YTD that are “bounce back sales” or members that left Humana during AEP or the Open Enrollment Period (OEP) and came back as of October
•3Q25 and YTD individual MA revenue is in line with expectations and we continue to anticipate Insurance segment revenue of ‘at least $123 billion’ for FY 2025
oFurther, we continue to expect our individual MA premium yield to be in the ‘high single digits’ for the full year, driven in large part by an increased direct subsidy due to the Inflation Reduction Act (IRA)
•Medical and Rx cost trends continue to track in line with expectations YTD

Group MA
•YTD membership growth of approximately 24,100 is in line with our expectations
•Group MA is performing as anticipated to date, with revenue and medical cost trends developing generally in line with our expectations
•We remain focused on improving Group MA margins through re-contracting cycles to appropriately reflect the reimbursement levels and cost trends, with the opportunity to significantly improve performance in 2026 and beyond
oWe have retained over 91% of our current membership for 2026 through renewals to date, while re-contracting to improve margin
oIn addition, we expect solid growth in 2026 with the addition of new public and private sector clients including a large airline, the Teacher Retirement System (TRS) of Kentucky and the Alabama Public Education Employees' Health Insurance Plan (PEEHIP)

Exhibit 99.3
Humana Inc. Third Quarter 2025 Prepared Management Remarks 11/05/2025
Stand-Alone Part D (PDP)
•YTD membership growth of approximately 158,000 is in line with expectations; we continue to anticipate FY 2025 membership growth of approximately 200,000
•PDP membership mix, Rx trends, and member behavior are in line with our expectations YTD
•Looking ahead to 2026, we anticipate PDP membership growth to be largely concentrated in our Basic and Value PDP plans
oWe anticipate low income auto assigned members will comprise a significant portion of 2026 membership growth

Medicaid
•YTD membership has grown approximately 161,000, or 12%, largely driven by additional membership allocation in Kentucky and the launch of the Virigina contract in July
•We now anticipate FY 2025 membership growth of approximately 160,000, or 12%, down from our previous expectation of growth of 175,000 to 250,000 members
oThe reduction in FY 2025 membership guidance is largely aligned with national Medicaid enrollment trends, driven by changes to enrollment practices across states
•Medical cost trends remain in line with our expectations YTD
•We continue to anticipate modest improvement in our Medicaid margin in 2025 as states progress through the J curve and rates are updated to reflect the acuity level of members and trend experience related to the Public Health Emergency unwind
•We are actively preparing for the January 1, 2026 launch of the initial phase-in of the Michigan HIDE SNP and the statewide Illinois FIDE SNP programs, as well as the carve in of dual eligibles into the South Carolina Medicaid program
•Finally, we continue to navigate procurement challenges related to our recent awards in Texas and Georgia. We remain bullish on these awards and our ability to win new business and successfully deliver value for our members and state partners

CenterWell
Primary Care
•Serving 447,100 patients as of September 30, 2025, a YTD increase of 56,600 patients, or nearly 15%.   YTD patient growth includes:
o26,800 patients, or 34% growth, in our de novo centers
o19,900 patients, or 8% growth, in our more mature wholly-owned centers; and
o9,900 patients, or 15%, growth in our Independent Physician Associations business
•CenterWell’s Net Promoter Score has increased 250 basis points year over year, reflecting sustained improvements in patient experience and satisfaction

Exhibit 99.3
Humana Inc. Third Quarter 2025 Prepared Management Remarks 11/05/2025
oWe are continuously improving patient facing interactions, including enhancements in handling of patient calls and referrals and AI-enabled feedback synthesis to identify key drivers of patient friction
•We anticipate FY 2025 net patient growth at the higher end of our previously announced range of 50,000 to 70,000, reflecting greater than 15% growth at the midpoint
oPatient growth expected to be driven organically, by smaller-scale M&A, and through the continued expansion of our ACO Reach program (Original Medicare patients)
oCurrent membership guidance excludes the expected membership impact of the previously announced The Villages Health acquisition which is expected to close in the fourth quarter
•Operating 342 centers as of September 30, 2025, representing growth of 41 centers, or nearly 14%, year over year, and reflecting a reduction of 2 centers from December 31, 2024
oReduction in total centers YTD is driven by ongoing center footprint optimization in connection with acquisition activity during 2024
•The impact of v28 and our related mitigation efforts are tracking in line with expectations to date and we still anticipate we will mitigate the ultimate impact of the v28 risk model changes over the three-year phase in
•Continue to anticipate largely flat margins year over year with the impact of the ongoing phase in of v28 and the addition of centers at various stages of maturation expected to be offset by:
oadvancement of our ongoing v28 mitigation activities, and
ofurther maturation of our existing centers progressing through the J curve
Home
•Within CenterWell Home Health, 3Q25 and YTD same store admissions grew approximately 3% year over year, consistent with our updated expectation of a ‘low single digit’ percentage increase in same store admissions for FY 2025
•OneHome has expanded the percentage of members in some form of value-based home health model by nearly 17% YTD, surpassing our previously stated expectation of 15% expansion for FY 2025
•YTD results and FY 2025 expectations for our Home business continue to remain largely on track with initial expectations
oWe are executing on our comprehensive initiative to drive productivity and efficiency within our home operating model to offset reimbursement and other pressures
oThese efforts include reducing costs by flexing labor capacity as admission volumes change
Pharmacy
•CenterWell Pharmacy continued to drive solid results in 3Q25 and YTD
•We continue to experience strong growth across our payor agnostic offerings with increased Specialty volumes and strong Direct to Consumer growth, both exceeding previous expectations in 3Q25

Exhibit 99.3
Humana Inc. Third Quarter 2025 Prepared Management Remarks 11/05/2025
Net Investment Income

•Net investment income was consistent with expectations in 3Q25
•For FY 2025, we continue to anticipate net investment income to be down approximately $100 million year over year

Capital Deployment & Balance Sheet

•We remain prudent in our near-term capital deployment approach, taking a balanced approach to evaluating capital investments and returns
oAs a result, our 2025 outlook continues to contemplate minimal share repurchase activity to offset dilution from stock-based compensation, which was completed in the second quarter
•We raised $1.5 billion in the debt markets during the first quarter of 2025, which covers our maturities through the end of 2026.  Further, during 2Q25 we opportunistically upsized our revolving credit facilities from two facilities totaling $4.75 billion to a new all 5-year $5.0 billion facility
oAs of September 30, 2025, we have no amount drawn on the 5-year revolver and no outstanding commercial paper
oDebt to capitalization as of September 30, 2025 is 40.3%, down from 40.7% as of June 30, 2025 driven by the impact of 3Q25 earnings
oWe continue to target a debt to capitalization ratio of approximately 40% over the long term
•We continue to execute on our efforts to increase the efficiency of our balance sheet and fortify our foundation, including working capital improvements, non-core asset sales, liability and capital management and prudent debt to capital management
oWe completed the sale of Enclara Pharmacia in 3Q25, are continuing to pursue the sale of additional non-core assets, while also making progress on capital optimization

Additional 2025 Earnings Guidance Commentary

•The fourth quarter Insurance segment benefit ratio is expected to be approximately 93.5% with the FY 2025 Insurance segment benefit ratio expected to be at the top end of our guidance range of 90.1% to 90.5%, including an approximately 40 basis point impact of incremental investments
oWe expect the Consolidated benefit ratio to be in line with Insurance segment benefit ratio for the fourth quarter
•Guidance continues to reflect the implementation of the Doc Fix in 2025
oIf it is not implemented for 2025, we may invest all or a portion of the one-time savings into items that position the company for long-term success
oAs a reminder, the One Big Beautiful Bill Act signed into law on July 4, 2025 included the Doc Fix for 2026

Exhibit 99.3
Humana Inc. Third Quarter 2025 Prepared Management Remarks 11/05/2025
2026 Earnings Considerations

While it remains too early to provide 2026 guidance, the following key year over year expected headwinds and tailwinds provide a high-level framework for consideration:

•Headwinds
oStar Rating declines for Bonus Year (BY) 2026
Our current Group MA membership will remain on contract H5216 for 2026
oPending acquisition of The Villages Health
oNet Investment Income
•Actions Humana is taking which are expected to partially offset the headwinds
oWe anticipate doubling Individual MA pre-tax margin (normalizing for Stars) through pricing, clinical excellence and operating leverage
oMA contract diversification efforts, which are expected to increase the percentage of members in contracts with ratings of 4 Stars or greater from the current estimate of approximately 25% for BY 26 (which is based on the current contract and member mix)
oGroup MA re-contracting to reflect the current reimbursement levels and cost trends
oMedicaid pre-tax margin improvement as new states continue to mature through the J curve
oCenterWell Primary Care pre-tax margin improvement driven by J curve maturation and v28 mitigation
oTactical cost cutting and transformation efforts, which underpin all pre-tax margin improvement efforts noted above

Consistent with historical practice, we will provide detailed 2026 guidance on our fourth quarter 2025 earnings call in early 2026.

Conclusion:
•We are pleased with our solid performance YTD and remain confident in our FY 2025 outlook, which now includes additional incremental investments to position the company for long-term success
•Looking ahead, we are confident in our 2026 MA pricing and benefit design and remain focused on delivering a more stable and compelling MA margin by delivering clinical excellence for our members and patients through levers that are within our control

Jim Rechtin, President and Chief Executive Officer
Celeste Mellet, Chief Financial Officer